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                               EXHIBIT 10.5

                  EARLY RETIREMENT & CONSULTING AGREEMENT


THIS AGREEMENT is made by and between Dakota Cooperative
Telecommunications, Inc. a South Dakota corporation having its principle place of business at Irene, South Dakota, together with all of its affiliates, and subsidiary enterprises (collectively, "DAKOTA"), and Robert
R. DeNeui, an individual person, residing at Hurley, South Dakota
("DENEUI"). Reference here to "Board of Directors" and "President" refers to the Board of Directors and President of the Board of Directors of DAKOTA.


                                WITNESSETH:

     WHEREAS: DAKOTA provides telecommunications and other services in South Dakota; and

     WHEREAS: DENEUI has served DAKOTA in various capacities, most recently as the General Manager, and in that position he has performed under a General Manager's Contract dated May 24, 1993 ("GM Contract"); and

     WHEREAS: Both DENEUI and DAKOTA mutually desire to terminate the GM Contract; and

     WHEREAS: DAKOTA recognizes the need to continue its activities in an orderly manner while making allowances for personal needs and desires of DENEUI; and

     WHEREAS: Under current rules DENEUI will be eligible for retirement on November 5, 1997, and for receiving retirement plan benefits;

     NOW, THEREFORE; In consideration of the mutual promises of the parties and the mutual benefits they will gain by the performance thereof, all in accordance with the provisions hereinafter set forth,

     IT IS AGREED:

     1. DENEUI hereby resigns as General Manager of DAKOTA, effective immediately.

     2. DENEUI shall be classified as an employee through November 5, 1997, but will only provide off-premises technical consulting work for cost study purposes. Such services will be provided only when and as requested in writing by the Board of Directors of DAKOTA. During this time period


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DENEUI shall not have any real or apparent authority with regard to any matters relating to DAKOTA nor shall DENEUI contact, either directly or indirectly, any employee of DAKOTA without the prior written consent of the Board of Directors. In consideration of the foregoing, DAKOTA shall pay to DENEUI the sum of two hundred thousand and no/100 ($200,000.00) dollars, which sum shall be divided into equal monthly payments, subject to all appropriate tax and payroll deductions, and paid monthly from the date of resignation as General Manager until November 5, 1997. DAKOTA shall make payment for earned salary through October 16, 1995, but no payments shall be made for accrued vacation or sick leave, nor will vacation or sick leave accrue during the time period of October 6, 1995 through November 5, 1997. Except for National Telephone Cooperative Association ("NTCA") provided life insurance, no further payments or premiums shall be made or paid by DAKOTA on any life insurance on DENEUI or for his benefit, or for the benefit of his family, heirs or beneficiaries. In addition DAKOTA will transfer ownership of the Jeep vehicle and the cellular phone equipment now used by DENEUI to DENEUI.

     3. Except as contemplated herein, DENEUI shall not engage in, be employed in, or in any way be related to, directly or indirectly, or be part of or consultant to any telephone CATV, cellular, PCS, or any other telecommunications business or activity, whether public, private, or governmental, within the State of South Dakota for a period of two years following the date of this Agreement. DENEUI further agrees that he will not communicate to any person, firm, corporation, or other entity any information relating to customers, prices, trade or other secrets, advertising, employee information, employment practices of DAKOTA, or any confidential knowledge or information that DENEUI may have acquired with respect to DAKOTA. All books, records, and accounts relating in any manner to DAKOTA are the exclusive property of DAKOTA and shall be returned immediately to DAKOTA. Except as specified above, all telecommunications equipment, including cellular phones and mobile radios, and any other items which are the property of DAKOTA, shall be returned immediately to DAKOTA.

     4. Until November 5, 1997, all required retirement plan contributions will continue to be paid by DAKOTA on behalf of DENEUI in accordance with the terms, limitations and requirements of DAKOTA, Rural Utilities Services of the United States Department of Agriculture ("RUS"), and the National Telephone Cooperative Association ("NTCA"), and provided further, that DENEUI may maintain, at DAKOTA's expense, participation in DAKOTA's medical insurance and NTCA life insurance plans to the extent allowed by DAKOTA's insurance carrier.

     5. In the event of a sale, merger, consolidation or reorganization involving DAKOTA this Agreement shall continue in force and become an obligation of DAKOTA's successor or successors.



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     6.   If the Board of Directors determines that DENEUI fails to meet the requirements of or breaches any part of this Agreement, it may take whatever action it deems appropriate, including but not limited to cancellation of this Agreement and any unpaid amounts due or accrued hereunder.

     7. DENEUI's rights and benefits under this Agreement are personal to him, and no such rights or benefits shall be subject to involuntary alienation, assignment or transfer, in whole or in part, except by operation of law in the event of death or disability. It is expressly agreed that the rights and benefits described in Paragraphs two (2) and four (4) above may not be bequeathed by DENEUI, and that said rights and benefits shall terminate in the event of his death.

     8. DENEUI, as an experienced manager, understands and is aware of the various federal and state laws, rules and regulations which do or may have an impact on employee termination, resignations and retirement. To the extent permitted by law, DENEUI hereby voluntarily and knowingly waives, releases and discharges DAKOTA and its predecessors, successors, subsidiaries and affiliates (collectively, "DAKOTA") as well as all of their employees, officers, shareholders, directors, owners and agents from all claims, liabilities, demands or causes of action known or unknown, whether now existing or hereafter arising, fixed or contingent, which he may have or claim to have against any of them relating to or arising out of DENEUI's employment and/or separation from employment, except for claims for breach of any provisions of this Agreement. DENEUI agrees not to assert or litigate any such claims, except breach of this Agreement.
DENEUI specifically understands and agrees that the waiver, release and discharge includes, but is not limited to: (a) all claims arising under federal, state, or local laws prohibiting employment discrimination, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and the South Dakota Human Rights Act; (b) claims for breach of contract; (c) claims for personal injury, harm or damages, whether intentional or unintentional; (d) claims growing out of any legal restrictions on the right to terminate employees, including any claim for wrongful discharge; and (e) claims for benefits including without limitation, those arising under the Employees Retirement Income Security Act, for worker's compensation, for unemployment compensation, or for any work-related disabilities.

     9. DENEUI understands and agrees that he has the right to discuss all aspects of this Agreement and in particular the waiver, release and discharge by him specified in paragraph eight (8) above with his personal attorney, and has been encouraged to do so by DAKOTA, and has done so to the extent that he desires. Further DENEUI has up to twenty-one (21) days to sign this Agreement after DENEUI receives it in order to consider all of its terms fully. Notwithstanding this time period, DENEUI shall immediately remove himself from the premise of DAKOTA. This Agreement

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shall be fully enforceable from the date of DENEUI's signature on it, except for Paragraph 8(a), waiver of any age discrimination claims. DENEUI's waiver of any age discrimination claims may be revoked by him in writing to DAKOTA within seven (7) days after DENEUI signs this Agreement, and his waiver of such claims, if any, shall not become effective or enforceable until the revocation period has expired. Should DENEUI revoke the waiver of such claims during said revocation period, this entire agreement shall be deemed null and void.

     10. DENEUI agrees to never institute a claim or charge of employment discrimination with any agency, or sue DAKOTA, or those associated with DAKOTA concerning any claim he may have related to his employment with DAKOTA or the termination of that employment. If DENEUI violates this release by suing DAKOTA, or those associated with DAKOTA, he agrees that he will pay all costs and expenses of defending against the suit incurred by DAKOTA or those associated with DAKOTA, including reasonable attorney fees.

     11. This Agreement constitutes the entire understanding between DAKOTA and DENEUI. DENEUI agrees there are no understandings, agreements, representations, oral or written which are not fully expressed in this Agreement. No provision of this Agreement may be modified, waiver or discharged unless such waiver, modification or discharge is agreed to in writing, signed by DENEUI and the duly authorized representative of DAKOTA. DENEUI and DAKOTA are, however, aware that this Agreement may require the approval of RUS and other lenders of DAKOTA, and that RUS and other lenders may require modification to the terms of this Agreement. Notwithstanding any changes so made to the benefits, consideration and promises herein, DENEUI's immediate removal from the premises of DAKOTA shall occur.

     12. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Dakota, without regard to conflicts of laws.

     13. DENEUI agrees that the terms of this Agreement and the correspondence and communications giving rise to this Agreement shall remain confidential and shall not be discussed with any DAKOTA officers, agents or employees other than those involved in the negotiation, preparation, and review of this Agreement other than his wife and his attorney.

     14. DENEUI represents and agrees that he has thoroughly and completely read this Agreement in its entirety and fully and completely understands its meaning and effect.

     FURTHERMORE, it is hereby agreed that all representations and agreements contained in the GM Contract are hereby waived in full by both parties.


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Executed this 16th day of October, 1995 in multiple copies.

DAKOTA

By  /S/ JAMES H. JIBBEN                   /S/ ROBERT R. DENEUI
    President                             Robert R. DeNeui











































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